                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                           AMENDMENT TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 1999

                         REALTY INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-24531
                              (Commission File No.)

                                   52-2091509
                      (I.R.S. Employer Identification No.)

                              7475 Wisconsin Avenue
                               Bethesda, MD 20814
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (301) 215-8300

Item 7.  Financial Statements and Exhibits.

       Realty Information Group, Inc. (the "Company") filed a Current Report on Form 8-K with the Commission on January 22, 1999. At Item 7 of the report, the Company indicated that it would file audited financial statements of the acquired business and the Company's pro forma financial information at a later date. That information follows.

   (a) Financial Statements of businesses acquired.

       Audited Financial Statements of LeaseTrend, Inc. as of and for the years ended December 31, 1998 and December 31, 1997, which include the following:

       (i)     Report of Independent Auditors
       (ii)    Statements of Operations
       (iii)   Balance Sheets
       (iv)    Statements of Stockholders' Deficit
       (v)     Statements of Cash Flows
       (vi)    Notes to Consolidated Financial Statements

   (b) Pro forma financial information.

       Unaudited Pro Forma Condensed Consolidated Financial Statements of Realty Information Group, Inc. as of December 31, 1998, which include the following:

       (i) Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements
       (ii)    Unaudited Pro Forma Condensed Consolidated Statement of
               Operations
       (iii)   Unaudited Pro Forma Condensed Consolidated Balance Sheet
       (iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Realty Information Group, Inc.

We have audited the accompanying balance sheets of LeaseTrend, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LeaseTrend, Inc., at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Washington, DC
February 5, 1999

                                LEASETREND, INC.

                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Revenues....................................................  $2,548,576    $3,444,969
Costs of revenues...........................................     908,258     1,310,994
                                                              ----------    ----------
Gross margin................................................   1,640,318     2,133,975
Selling, general and administrative expenses................   1,749,372     2,432,767
                                                              ----------    ----------
Loss from operations........................................    (109,054)     (298,792)
Other income (expense):
  Interest expense..........................................    (369,794)     (435,385)
  Other income..............................................       1,303         1,696
                                                              ----------    ----------
Net loss....................................................  $ (477,545)   $ (732,481)
                                                              ==========    ==========
Net loss per share -- basic and diluted.....................  $  (562.68)   $  (863.06)
                                                              ==========    ==========
Weighted average common shares..............................       848.7         848.7
                                                              ==========    ==========

See accompanying notes.

                                LEASETREND, INC.

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
ASSETS
Current assets:
Cash........................................................  $        --    $    18,266
Accounts receivable, less allowance for doubtful accounts of
  $23,100 and $16,900 as of December 31, 1997 and 1998,
  respectively..............................................       20,914         12,316
Prepaid expenses and other current assets...................        7,681          6,786
                                                              -----------    -----------
  Total current assets......................................       28,595         37,368
Property and equipment:
  Furniture and equipment...................................      121,046        152,499
  Computer hardware and software............................      175,500        234,369
                                                              -----------    -----------
                                                                  296,546        386,868
Accumulated depreciation....................................     (172,826)      (243,901)
                                                              -----------    -----------
                                                                  123,720        142,967
Capitalized product development cost, net of accumulated
  amortization of $141,230 and $207,960 as of December 31,
  1997 and 1998, respectively...............................      177,137        157,867
Goodwill, net of accumulated amortization of $26,730 and
  $42,768 as of December 31, 1997 and 1998, respectively....      133,653        117,615
Deposits and other assets...................................        1,680          2,805
                                                              -----------    -----------
  Total assets..............................................  $   464,785    $   458,622
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank overdraft..............................................  $     4,786    $        --
Accounts payable and accrued expenses.......................      259,028        291,958
Deferred revenue............................................      297,635        560,463
Accrued consulting fees -- related parties..................      215,007        295,011
Accrued interest -- related parties.........................      616,241        934,850
Notes payable, in default -- related parties................    1,336,766      1,428,521
Note payable................................................      121,423         66,401
                                                              -----------    -----------
  Total current liabilities.................................    2,850,886      3,577,204
Stockholders' deficit:
Common stock, no par value; 1,500 shares authorized; 848.7
  issued and outstanding as of December 31, 1997 and 1998...           --             --
Paid-in capital.............................................      581,862        581,862
Accumulated deficit.........................................   (2,967,963)    (3,700,444)
                                                              -----------    -----------
  Total stockholders' deficit...............................   (2,386,101)    (3,118,582)
                                                              -----------    -----------
  Total liabilities and stockholders' deficit...............  $   464,785    $   458,622
                                                              ===========    ===========

See accompanying notes.

                                LEASETREND, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                         COMMON                                   TOTAL
                                         STOCK     PAID-IN     ACCUMULATED    STOCKHOLDERS'
                                         SHARES    CAPITAL       DEFICIT         DEFICIT
                                         ------    --------    -----------    -------------
Balance at December 31, 1996...........   848.7    $581,862    $(2,490,418)    $(1,908,556)
Net loss...............................      --          --       (477,545)       (477,545)
                                         ------    --------    -----------     -----------
Balance at December 31, 1997...........   848.7     581,862     (2,967,963)     (2,386,101)
Net loss...............................      --          --       (732,481)       (732,481)
                                         ------    --------    -----------     -----------
Balance at December 31, 1998...........   848.7    $581,862    $(3,700,444)    $(3,118,582)
                                         ======    ========    ===========     ===========

See accompanying notes.

                                LEASETREND, INC.

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Operating activities:
Net loss....................................................  $(477,545)    $(732,481)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation..............................................     60,940        71,075
  Amortization..............................................     73,331        82,767
  Provision for losses on accounts receivable...............     16,084        (6,224)
  Amortization of debt discount.............................     91,756        91,756
Changes in operating assets and liabilities:
  Accounts receivable.......................................    (11,640)       14,822
  Prepaid expenses and other current assets.................      1,629           895
  Other assets..............................................       (121)       (1,125)
  Bank overdraft............................................      4,786        (4,786)
  Accounts payable and accrued expenses.....................     50,138        32,931
  Accrued consulting fees -- related parties................     80,004        80,004
  Accrued interest -- related parties.......................    257,163       318,609
  Deferred revenue..........................................     (4,635)      262,828
                                                              ---------     ---------
     Net cash provided by operating activities..............    141,890       211,071
Investing activities:
Purchase of property and equipment..........................    (78,387)      (90,323)
Capitalized product development cost........................    (55,090)      (47,460)
                                                              ---------     ---------
     Net cash used in investing activities..................   (133,477)     (137,783)
Financing activities:
Payments on note payable....................................    (13,037)      (55,022)
                                                              ---------     ---------
     Net cash used in financing activities..................    (13,037)      (55,022)
                                                              ---------     ---------
Net increase (decrease) in cash.............................     (4,624)       18,266
Cash at beginning of year...................................      4,624            --
                                                              ---------     ---------
Cash at end of year.........................................  $      --     $  18,266
                                                              =========     =========

See accompanying notes.

                                LEASETREND, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1998

1. ORGANIZATION

     LEASETREND, INC. (the "Company"), incorporated in the state of Ohio on August 17, 1988, develops and maintains a proprietary database of comprehensive office, industrial and retail real estate information in eighteen metropolitan areas primarily in the Midwestern United States and Florida. In addition, the Company has developed multimedia software products that allow clients to access the database. The database and software products are distributed to its clients under license agreements which are typically one year in duration.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the associated amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue from the sale of licenses to the proprietary software and database on a straight-line basis over the term of the license agreement which is typically one year or less.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

CAPITALIZED PRODUCT DEVELOPMENT COSTS

     Initial costs to develop and produce proprietary software and database products, including direct labor, contractors, and applicable overhead are capitalized from the time technological feasibility is determined until product release. Prior to technological feasibility, such costs are expensed as incurred. Amortization of capitalized costs is based on the greater of the amount computed using (a) the ratio of current gross revenues to the sum of current and anticipated future gross revenues for a product, or (b) the straight-line method over the remaining estimated economic life of the product, typically five years, after product release.

GOODWILL

     The excess of the $150,000 purchase price over the fair value of net assets acquired resulting from a purchase in 1996 is being amortized on a straight-line basis over ten years. The Company continuously evaluates and adjusts, if necessary, the net realizable value of these assets. (See Note 4).

CONCENTRATION OF CREDIT RISK

     The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such

                                LEASETREND, INC.

losses have been within management's expectations. The credit risk in accounts receivable is mitigated by the large customer base and lack of dependence on individual customers. The carrying amount of the accounts receivable approximates their fair value.

INCOME TAXES

     The Company is an S corporation for federal income tax purposes under which income, losses, deductions and credits are allocated to and reported by the shareholders on their individual income tax returns. Accordingly, no provision for income tax has been recorded in the financial statements.

LOSS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." All earnings per share amounts for all periods have been presented to conform to the Statement 128 requirements. The effect of the options outstanding are not included as their effect would be anti-dilutive for all the periods presented.

ADVERTISING COSTS

     Advertising costs are expensed as incurred. Such costs included in selling and marketing expense totaled approximately $21,200 and $48,900 for the years ended December 31, 1997 and 1998, respectively.

RECENT PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Comprehensive Income", which is required to be adopted for the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Stockholders' Deficit. For all periods presented, the Company had no items of comprehensive income and, accordingly, the Statement has no effect on the Company.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information", which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also require those companies to report selected segment information in interim financial reports to stockholders. The adoption of SFAS 131 did not have any impact on the Company's financial statements as the Company has determined that it has only one reportable segment.

     In October 1997, the AICPA issued SOP 97-2, Software Revenue Recognition, which changes the requirements for revenue recognition effective for transactions that the Company will enter into beginning January 1, 1998. The implementation of SOP 97-2 is not expected to have a material effect on the financial statements of the Company. As of January 1, 1998 the Company adopted AICPA SOP 97-2, Software Revenue Recognition, which was effective for transactions that the Company entered into in 1998. Prior years were not restated. The effect of adopting SOP 97-2 was not material in the financial statements of the Company. In March 1998, AcSEC issued SOP 98-4, which defers

                                LEASETREND, INC.

for one year the implementation of certain provision of SOP 97-2. The issuance of SOP 98-4 had no effect on the Company. In December 1998, the AICPA issued SOP 98-9, which extends the deferral date of implementation of certain provisions of SOP 97-2 to 2000 for the Company and amends the method of revenue recognition in some circumstances. The Company does not anticipate the adoption of this SOP will have a significant effect on its results of operations or financial position.

3. COMMITMENTS

     The Company leases office space in various locations under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of common area expenses including maintenance, real estate taxes and other expenses. Rent expense for the years ended December 31, 1997 and 1998 was $94,716 and $109,914, respectively. As of December 31, 1998, payments due under non-cancelable operating leases are as follows:

1999........................................................  $ 98,400
2000........................................................    98,400
2001........................................................    98,400
2002........................................................    98,400
2003 and thereafter.........................................    20,500
                                                              --------
                                                              $414,100
                                                              ========

4. RELATED PARTY TRANSACTIONS

     At December 31, 1997 and 1998, the Company had notes payable to a venture capital fund (the "Venture Fund") of $1,094,765 and $1,186,521, respectively. The notes bear interest at 15.15% per annum, 17.15% per annum in the event of default as defined in the notes. The notes were in default during 1998 and accrued interest at 17.15%. The notes called for payments of principal and interest beginning in 1997 through December 1999. During 1997 and 1998, no such payments of principal or interest were made. As part of this transaction, the Company entered into a consulting agreement with an affiliate of the Venture Fund that called for the Company to pay a quarterly fee for consulting services which has been accrued since the beginning of the agreement. All notes and accrued consulting fees were paid January 8, 1999. (Note 5)

     At the time of the Venture Fund financing, the stockholders of the Company personally entered into an option agreement with the Venture Fund whereby they agreed to grant an option to the Venture Fund to purchase an aggregate of 300.27 shares of their personal shares in the Company at $1.00 per share, for total of $290,000 paid to the stockholders. Seventy-two thousand dollars of this amount was then loaned by the shareholders back to the Company. The Company recorded a discount to the debt financing of approximately $459,000 (representing the fair value allocated to the options) to be amortized as interest expense over the term of the debt, with a corresponding entry to additional paid-in capital.

     The Company had notes payable to stockholders totaling $242,000 as of December 31, 1997 and 1998. The notes are subordinated in right of payment to the Venture Fund notes and bear interest at prime plus 1.5%, or 9.25% at December 31, 1998.

     The Company had a note payable to a former partner in a joint venture that started the Company's Florida operations. The note arose from the purchase by the Company of the partner's

                                LEASETREND, INC.

50% interest in the venture. The note bears interest at 8%. As of December 31, 1997 and 1998, the unpaid principal balance on this note was $121,423 and $66,401, respectively.

5. SUBSEQUENT EVENTS

     On January 8, 1999, the Company was acquired by Realty Information Group, Inc. in exchange for $4.5 million in cash and 566,671 shares of Realty Information Group, Inc. common stock. All notes payable and related interest of the Company were repaid from the proceeds on January 8, 1999.

                         REALTY INFORMATION GROUP, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions subsequent to December 31, 1998 by Realty Information Group, Inc. (the "Company") of the common stock of LeaseTrend, Inc. ("LTI") and Jamison Research, Inc. ("JRI") in exchange for cash raised by the Company in its initial public offering on July 1, 1998 and common stock of the Company.

     The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of operations gives effect to the acquisitions as if they had occurred on January 1, 1998.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial information does not necessarily represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or the results of operations for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the other financial statements and notes thereto filed with the Commission.

                         REALTY INFORMATION GROUP, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            AS OF DECEMBER 31, 1998

                                           REALTY                                      PRO FORMA
                                         INFORMATION   LEASETREND,      JAMISON       ADJUSTMENTS       PRO FORMA
                                         GROUP, INC.      INC.       RESEARCH, INC.   (SEE NOTE 3)      COMBINED
                                         -----------   -----------   --------------   ------------     -----------
Revenues...............................  $13,900,165   $3,444,969      $4,577,927              --      $21,923,061
Cost of revenues.......................    4,561,619    1,310,994       1,658,072     $   680,000(a)     8,210,685
                                         -----------   ----------      ----------     -----------      -----------
  Gross margin.........................    9,338,546    2,133,975       2,919,855        (680,000)      13,712,376
Operating expenses.....................   12,864,612    2,432,767       3,077,494       2,090,000(a)    20,464,873
                                         -----------   ----------      ----------     -----------      -----------
  Income (loss) from operations........   (3,526,066)    (298,792)       (157,639)     (2,770,000)      (6,752,497)
Other income (expense).................      340,653     (433,689)         (9,263)        198,622(b)        96,323
Benefit from income taxes..............           --           --          47,700         (47,700)(c)           --
                                         -----------   ----------      ----------     -----------      -----------
  Net loss.............................  $(3,185,413)  $ (732,481)     $ (119,202)    $(2,619,078)     $(6,656,174)
                                         ===========   ==========      ==========     ===========      ===========
Net loss per share -- basic and
  diluted..............................  $     (0.44)                                                  $     (0.76)
                                         ===========                                                   ===========
Weighted average shares outstanding....    7,213,037                                                     8,771,072
                                         ===========                                                   ===========

See accompanying notes.

                         REALTY INFORMATION GROUP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998

                                 REALTY                       JAMISON        PRO FORMA
                               INFORMATION   LEASETREND,     RESEARCH,      ADJUSTMENTS       PRO FORMA
                               GROUP, INC.      INC.            INC.        (SEE NOTE 3)      COMBINED
                               -----------   -----------   --------------   ------------     -----------
ASSETS
Cash and cash equivalents....  $19,666,887   $    18,266      $ 50,548      $(10,071,409)(d) $ 9,664,292
Accounts receivable, net.....    1,245,579        12,316        32,426                --       1,290,321
Prepaid expenses and other
  current assets.............      325,629         6,786       173,900          (173,800)(d)     332,515
                               -----------   -----------      --------      ------------     -----------
          Total current
            assets...........   21,238,095        37,368       256,874       (10,245,209)     11,287,128
Property and equipment,
  net........................    2,156,928       142,967       201,617                --       2,501,512
Capitalized product
  development costs, net.....    1,856,873       157,867        59,484         2,582,649(d)    4,656,873
Other assets, net............    2,097,656       117,615            --        17,582,385(d)   19,797,656
Deposits.....................      192,060         2,805           474                --         195,339
                               -----------   -----------      --------      ------------     -----------
          Total assets.......  $27,541,612   $   458,622      $518,449      $  9,919,825     $38,438,508
                               ===========   ===========      ========      ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...................  $ 2,691,143   $   291,958      $130,319                --     $ 3,113,420
Deferred revenue.............    1,647,165       560,463       404,741                --       2,612,369
Accrued fees and
  interest-related parties...           --     1,229,861            --      $ (1,229,861)(d)          --
Line of credit...............           --            --       114,912          (114,912)(d)          --
Subordinated debt to
  partner....................           --            --            --                                --
Advances from stockholders...           --     1,428,521            --        (1,428,521)(d)          --
Current portion of long-term
  debt.......................           --        66,401        26,114           (92,515)(d)          --
                               -----------   -----------      --------      ------------     -----------
          Total current
            liabilities......    4,338,308     3,577,204       676,086        (2,865,809)      5,725,789
Long-term debt, net of
  current portion............           --            --        10,603           (10,603)(d)          --
                                                                               3,286,822(d)
Stockholders' equity.........   23,203,304    (3,118,582)     (168,240)        9,509,415(d)   32,712,719
                               -----------   -----------      --------      ------------     -----------
          Total liabilities
            and stockholders'
            equity...........  $27,541,612   $   458,622      $518,449      $  9,919,825     $38,438,508
                               ===========   ===========      ========      ============     ===========

See accompanying notes.

                         REALTY INFORMATION GROUP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     The historical financial statements included in the unaudited pro forma condensed consolidated balance sheet and statement of operations were derived from the separate financial statements of the Company and its subsidiaries LTI and JRI as of December 31, 1998 and for the year then ended. The related audited historical financial statements are included elsewhere herein and should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

2. ACQUISITION OF LTI AND JRI

     On January 8, 1999, the Company acquired all of the common stock of LTI, a Cincinnati based provider of commercial real estate information, for $4,500,000 in cash and 566,671 shares of the Company's Common Stock. The transaction was accounted for as a purchase and the consideration was valued for accounting purposes at approximately $9,200,000 including acquisition expenses. On January 22, 1999, the Company acquired all of the common stock of JRI, an Atlanta based provider of commercial real estate information, for $5,284,000 in cash and 448,031 shares of the Company's common stock. The transaction was accounted for as a purchase and the consideration was valued for accounting purposes at approximately $10,300,000 including acquisition expenses.

     The Company will adjust the historical carrying value of the acquired assets and liabilities of LTI and JRI to fair market value as discussed below. The allocation amounts and classifications are estimates, based on the current operations of LTI and JRI and the recorded book values of assets and liabilities at December 31, 1998. The actual allocations may vary based on the carrying value of the acquired assets and liabilities at the respective closing dates. Working capital and property and equipment accounts of LTI and JRI are recorded at book value, and represent an increase in amounts allocated to the accounts shown below of approximately $600,000 and $400,000, respectively. The approximate allocation of purchase price to capitalized product development costs and intangible assets (including amounts previously capitalized by LTI and JRI) is as follows:

                                                      ESTIMATED VALUE
                                           --------------------------------------    ESTIMATED
                                              LTI           JRI         TOTALS         LIFE
                                           ----------   -----------   -----------    ---------
Capitalized product development
     Developed software products.........  $  200,000   $   200,000   $   400,000     2 years
     Proprietary databases...............   1,100,000     1,300,000     2,400,000     5 years
Customer base............................   8,100,000     8,800,000    16,900,000    10 years
Other intangible assets..................     400,000       400,000       800,000     2 years
                                           ----------   -----------   -----------
          Total..........................  $9,800,000   $10,700,000   $20,500,000
                                           ==========   ===========   ===========

     Capitalized product development includes those developed software products and proprietary databases which are expected to produce revenues currently, until their conversion by the Company into products with a format consistent with the Company's products. This effort is expected to take up to 2 years. The underlying proprietary databases are expected to continue in use beyond the conversion period.

                         REALTY INFORMATION GROUP, INC.

                          NOTES TO UNAUDITED PRO FORMA
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PRO FORMA ADJUSTMENTS

     The pro forma adjustments reflect the consolidation of the Company and its subsidiaries, LTI and JRI. The adjustments are as follows:

     Pro forma condensed consolidated statement of operations:

          (a) Estimated charges for amortization of the assets noted above, amounting to $680,000 to cost of sales for product amortization and $2,090,000 to operating expenses for the year ended December 31, 1998.

          (b) Interest expense on borrowings of the subsidiaries of $448,622 is eliminated as a result of the repayment of all current and long term debt. Interest income of $250,000 is eliminated as a result of the cash used to purchase LTI and JRI from the initial public offering proceeds on July 1, 1997.

          (c) Tax benefits of JRI are eliminated due to ongoing operating losses of the Company.

     Pro forma condensed combined balance sheet:

          (d) - Cash and cash equivalents. Reduction of cash for a total of $10,071,409 comprised of amounts paid in cash for LTI and JRI totalling $9,784,000, expenses of $135,780 and repayment of JRI debt totalling $151,629;

              - Prepaid expenses and other current assets.  Deferred tax assets totalling $173,800 are eliminated;

              - Capitalized product development costs, net.  Allocation of
                $2,800,000 of capitalized product development, less amounts recorded on LTI and JRI of $157,867 and $59,484;

              - Other assets, net.  Allocation of $17,700,000 for customer base and other intangible assets of LTI and JRI, less amounts recorded on LTI of $117,615.

              - Accrued fees and interest and short and long term debt.  Accrued fees and interest, advances from stockholders, and current portion of long term debt of LTI are repaid by the former shareholders of LTI from the consideration of the acquisition. Line of credit, current portion of long term debt and long term debt of JRI are repaid by the Company at closing.

              - Stockholders' equity.  The deficits of LTI and JRI, totalling
                $3,118,582 and $168,240, respectively, are eliminated for a total increase in stockholders' equity of $3,286,822. The stock portion of the consideration totalling $9,509,415 for both LTI and JRI is recorded.

4. PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

     Pro forma weighted average shares include 1,014,702 shares assumed outstanding for the full year in connection with the LTI and JRI acquisitions and 543,333 weighted average shares which reflects the assumed effect of using cash raised in the initial public offering to acquire these entities on January 1, 1998. Stock options and warrants outstanding have been excluded from the calculation because their effect is anti-dilutive.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REALTY INFORMATION GROUP, INC.

March 26, 1999                            By:     /s/ Frank A. Carchedi
                                                  --------------------------
                                                  Frank A. Carchedi
                                                  Chief Financial Officer